Exhibit 10.1

Fiduciaria Bogotá

Irrevocable Administration Mercantile Trust Agreement

by and between Fiduciaria Bogotá S.A. and AviancaTaca Holding S.A.

The undersigned, ELISA MURGAS DE MORENO, a Colombian citizen, of legal age, identified by Colombian Citizen Card No. 41.614.534 issued in Bogotá D.C., acting in her capacity as Legal Representative of the company AviancaTaca Holding S.A., a company legally incorporated in panama, duly authorized by the Board of Directors, all of which is accredited through the Panama Public Registry Certificate and the corresponding minutes attached as Annex 1 hereto, hereinafter and for the purposes hereof the TRUSTOR or AviancaTaca, on the one hand; and ANA ISABEL CUERVO ZULUAGA, of legal age, identified by Colombian Citizen Card No. 30.295.441 issued in Manizales, acting in her capacity as Legal Representative of FIDUCIARIA BOGOTÁ S.A., a financial service corporation legally incorporated through public deed No. 3,178 dated September 30, 1991, granted at Notary Public Office 11 of the Bogota Circuit, with principal business address in the city of Bogotá D.C., with an operation permit granted by the Banking Superintendence (currently the Financial Superintendence) through Resolution No. 3,615 dated October 4, 1991, which is accredited through the Certificate of Incorporation and Legal Incumbency issued by the Financial Superintendence attached as Annex 2 hereto, hereinafter and for the purposes hereof the TRUSTEE, on the other hand; enter into this irrevocable administration mercantile trust agreement that will be ruled by the clauses below and otherwise by the effective Colombian legal rules and regulations applicable to this matter,

WITNESSETH

1.	Whereas, the TRUSTOR is devoted, among others, to establish, process, and carry out the businesses of an investor throughout the world; to act as a holding company for the shares of companies devoted to passenger and cargo air transportation activities, and/or maintenance and training related to air transportation activities and/or courier services, including to agree upon, enter into, perform, and carry out all kinds of agreements.

2.	Whereas, the TRUSTOR, along with the OPERATING COMPANIES defined herein, have adopted an INCENTIVE PLAN for the benefit of certain directors who hold administrative positions of the TRUSTOR and the OPERATING COMPANIES, which incentive plan is associated with the behavior of the price of preferential stock issued by the TRUSTOR, which stock is negotiated in the stock negotiation system administered by Bolsa de Valores de Colombia S.A.

3.	Whereas, through the INCENTIVE PLAN, the TRUSTOR, regarding the persons who act as members of its Board of Directors, and the OPERATING COMPANIES acting as direct employers or through companies that act as employers regarding the other beneficiary directors, will grant monetary bonuses consisting of extraordinary fees or bonuses additional to the salary, as applicable to the Chief Executive Officer, the Executive Vice Presidents, the Area Vice Presidents, the Secretary General, the Division Directors, and the AviancaTaca Holding S.A. Board of Directors members, contracted at February 29, 2012, who will be (the INITIAL BENEFICIARIES), and to certain directors contracted after said date who will be the additional beneficiaries (the ADDITIONAL BENEFICIARIES, and together the Initial Beneficiaries and the Additional Beneficiaries will be the PLAN BENEFICIARIES).

4.	Whereas, the TRUSTOR, and each of the OPERATING COMPANIES have entered into Service Provision Agreements through which the TRUSTOR and the OPERATING COMPANIES have agreed upon creating a support mechanism for the INCENTIVE PLAN by the TRUSTOR constituting an autonomous trust through which certain operating aspects of the INCENTIVE PLAN are implemented.

5.	Whereas, in order to efficiently develop the INCENTIVE PLAN referred to above and as a support mechanism therefor, the TRUSTOR has decided to enter into this IRREVOCABLE ADMINISTRATION MERCANTILE TRUST, upon the terms below.

CHAPTER 1.    DEFINITIONS

1.01 DEFINITIONS. For the purposes hereof, the words or terms stated below will have the meaning set forth herein.

a)	ASSOCIATED CREDITOR(S) means (mean) the corporate person(s) who, by instruction of the TRUSTOR, grants (grant) credits in favor of the AUTONOMOUS TRUST.

b)	PREFERENTIAL STOCK means the outstanding preferred dividend stock not entitled to vote issued by AviancaTaca and negotiated in the Colombian Stock Exchange.

c)	BONUSES mean the monetary bonuses represented in an amount of money equal to the difference (if it is a positive number) between (i) the PREFERENTIAL STOCK average quote value during the 30 calendar days before each of the REDEMPTION DATES for the BONUSES, and (ii) the PREFERENTIAL STOCK underwriting price (that is to say COP 5,000), amount which, at the time of its payment, will be subject to the application of tax withholdings, if any, pursuant to the tax regulation applicable to each PLAN BENEFICIARY.

d)	INVESTMENT COMMITTEE means the AUTONOMOUS TRUST investment, government committee made up of three (3) independents experts, which must meet the requirements provided for in section 8.01 hereof.

e)	CREDIT means the credits granted by the ASSOCIATED CREDITORS to the AUTONOMOUS TRUST.

f)	DATES OF DRAFT mean the dates on which the PLAN BENEFICIARIES actually receive the BONUSES pursuant to the instructions given by the PLAN RESPONSIBLE PARTIES to the TRUSTEE, in accordance with the provisions in section 9.03 hereof.

g)	TRUSTEE means FIDUCIARIA BOGOTÁ S.A., identified in the opening paragraph hereof, whose corporate purpose allows entering into and performing trust transactions.

h)	TRUSTOR means AviancaTaca Holding S.A.

i)	AUTHORIZED INVESTMENTS has the meaning stated in CHAPTER 8 hereof.

j)	OPERATING MANUAL means the document signed by the TRUSTOR and the TRUSTEE, which regulates the procedural aspects that may arise upon performance hereof not previously provided for herein. The manual is part hereof.

k)	BYLAWS mean the corporate bylaws of the TRUSTOR.

l)	AUTONOMOUS TRUST means the set of goods associated with the purpose hereof. For purposes hereof, the autonomous trust will be called FIDUBOGOTA – PLAN DE INCENTIVOS AVIANCATACA.

m)	REDEMPTION PERIOD has the meaning stated in section 9.01 hereof.

n)	INCENTIVE PLAN OR PLAN means the incentive plan implemented by the TRUSTOR and the OPERATING COMPANIES to acknowledge the BONUSES to the PLAN BENEFICIARIES pursuant to the terms and conditions approved by the TRUSTOR’s Board of Directors.

o)	PLAN RESPONSIBLE PARTIES mean, considered on an individual basis and without being jointly responsible among them, the TRUSTOR and each of the OPERATING COMPANIES and which are identified as the parties responsible for payment of the PLAN in Annex 3 hereto. For tax purposes, the PLAN RESPONSIBLE PARTIES will be the BENEFICIARIES of the AUTONOMOUS TRUST.

p)	RESOURCES mean the total amounts of money resulting from (i) the TRUSTOR’s contributions, (ii) the credits obtained by the AUTONOMOUS TRUST, (iii) the existing investments, and (iv) the return thereof, as well as the other resources that later become part of the AUTONOMOUS TRUST at any title.

q)	AVAILABLE RESOURCES mean the resources that make up the AUTONOMOUS TRUST after paying (i) the trust fee and the AUTONOMOUS TRUST costs, expenses, and taxes and (ii) the debt service corresponding to interest in favor of the AUTONOMOUS TRUST ASSOCIATED CREDITORS.

r)	OPERATING COMPANIES mean, for the purposes hereof, together, Aerovías del Continente Americano S.A. Avianca and Tampa Cargo S.A., companies incorporated and existing pursuant to the laws of the Republic of Colombia; Transamerican Airlines S.A., a company incorporated and existing pursuant to the laws of the Republic of Peru; Taca International Airlines S.A., a company incorporated and existing pursuant to the laws of the Republic of El Salvador; Aerolíneas Galápagos S.A. Aerogal, a company incorporated and existing pursuant to the laws of the Republic of Ecuador; and Líneas Aéreas Costarricenses LACSA S.A., a company incorporated and existing under the laws of the Republic of Costa Rica, acting directly as employers; and the companies Taca Costa Rica S.A., a company incorporated and existing pursuant to the laws of the Republic of Costa Rica and Technical (sic) & Training Services S.A. de S. V., a company incorporated and existing under the laws of the Republic of El Salvador, acting as employers of certain directors who are beneficiaries of the plan. Within 30 days of the date of signature hereof, each of the OPERATING COMPANIES in its capacity as TRUST BENEFICIARY must sign a document accepting their rights and obligations derived herefrom.

s)	PLAN TERM means nine (9) years as of Mach 15, 2012, which is the date of initiation of the INCENTIVE PLAN, or until the date determined by the TRUSTOR and the OPERATING COMPANIES.

1.02 INTERPRETATION. For the purposes hereof, Clause titles are included for reference and convenience but they do not limit, define or describe in any manner the scope and intent hereof. The terms that express singular also include the plural and vice versa, provided that the context so requires. The terms not expressly defined herein must be understood in the common, usual sense they have in the corresponding technical language or in the natural, obvious sense pursuant to the general use thereof. The terms in days not expressly specified, will be understood as business days.

CHAPTER 2.    REPRESENTATIONS BY THE PARTIES

2.01 The parties jointly represent that the essential, substantial aspects hereof have been freely and widely discussed and deliberated on conditions that are equal and equivalent for each of them.

2.02 The TRUSTOR represents that:

a)	It is a corporation duly incorporated pursuant to the laws of the Republic of Panama, and validly existing.

b)	It has the corporate power and ability to enter into and execute this Agreement and to comply with all of the terms set forth herein, and the Agreement does not breach the law or its BYLAWS.

c)	No authorization, approval, presentation, registration or any other action from any government authority is required or demanded, which must be obtained before executing and performing this Agreement, for the effectiveness, exceptionability or demandability hereof.

d)	It enters into this Agreement in good faith and with no purpose to defraud any third party as a result thereof.

e)	By virtue hereof, neither the TRUSTOR nor the OPERATING COMPANIES or the PLAN BENEFICIARIES acquire or will acquire in the future PREFERENTIAL STOCK insofar as (i) the payments to which they are entitled hereunder cannot be made in PREFERENTIAL STOCK, but only in cash and (ii) they are not actual beneficiaries of the PREFERENTIAL STOCK that the AUTONOMOUS TRUST may have as (1) they cannot direct or orient the vote thereof as the INVESTMENT COMMITTEE is solely responsible therefor and (2) they are not the holders of the economic rights of the potential PREFERENTIAL STOCK that the AUTONOMOUS TRUST may have.

f)	By virtue hereof, neither the TRUSTOR nor the BENEFICIARY or the PLAN RESPONSIBLE PARTIES are not actual beneficiaries of the PREFERENTIAL STOCK as: (i) they do not have the power to make decisions or to direct or orient the vote thereof and (ii) they do not have the power to dispose of or to direct the disposal of or the lien on the PREFERENTIAL STOCK as the independent INVESTMENT COMMITTEE is solely responsible therefor.

g)	It enters into this Irrevocable Administration Mercantile Trust Agreement for the TRUSTEE to receive and administer the RESOURCES to serve as a support mechanism for the incentive plan on the terms hereof.

h)	On the date of constitution of the AUTONOMOUS TRUST, it is solvent and the contribution made by signing this Agreement is lawfully made in good faith regarding possible creditors existing before entering into this Agreement.

i)	The goods delivered in trust do not, directly or indirectly, come from activities determined as unlawful pursuant to Colombian law 190/95, law 793/02, and law 747/02, and to the other rules that modify, supplement or add the same; neither have said goods been used by the TRUSTOR, its partners or shareholders as means or instruments required to perform such type of conduct.

j)	To the best of its knowledge there is no pending or threatened litigation, investigation, legal action or proceeding, including environmental claims by or before judicial, administrative or arbitration authorities or government entities (i) seeking to restrict or prohibit carrying out the transactions proper to the purpose hereof, (ii) imposing any substantial limitation on, or resulting in a considerable delay on, the TRUSTOR’s ability to carry out the agreement or (iii) intending to affect the legal nature, effectiveness or demandability of any obligation herein. Likewise, to the best of its knowledge, there is no pending or threatened litigation, investigation, legal action or proceeding by judicial, administrative or arbitration authorities or government entities regarding the activities carried out as a result hereof.

k)	It is the owner of, or is licensed to use, the whole intellectual property required to perform its business as it currently does. To the best of its knowledge, no substantial claim by any person has been filed or is pending, which objects or questions the use, validity or effectiveness of the intellectual property; and to date the TRUSTOR has no knowledge of the existence of any valid grounds for a claim to that effect. The TRUSTOR’s use of the intellectual property does not substantially violate the rights of any person regarding the activities to be carried out as a result hereof.

l)	It is complying with all of the contracts, obligations, agreements and other documents binding on it or its assets, except when the omission to do so, whether individually or jointly, does not reasonably generate a materially adverse effect. To date, no default has occurred or is continuing, which reasonably generates a materially adverse effect regarding the activities to be developed as a result hereof.

m)	There are no pending tax obligations to its (sic) regarding the execution hereof, and to the best of its knowledge, no requirements have been filed regarding taxes, fares, contributions or any other tax burden related to the execution hereof.

n)	On the date on which this agreement is entered into, the resources transferred hereby have not been transferred to any third parties other than the AUTONOMOUS TRUST and said resources are not seized, pledged or are subject to any other type of lien or limitation, and the TRUSTOR will ensure that in no case will said resources have any outstanding encumbrances.

o)	It will notify the TRUSTEE of any transaction aimed at carrying out any merger, spin-off, acquisition, consolidation, dissolution and liquidation that terminate its corporate existence during the execution hereof, in order to agree with the TRUSTEE on the continuity or settlement hereof.

p)	Its contractual instructions are and will be framed within the principle of transparency of the securities market.

2.03 The TRUSTEE represents that:

a)	It is a corporation duly incorporated pursuant to the laws of the Republic of Colombia, validly existing and is active.

b)	It is a trust company subject to inspection and surveillance by the Financial Superintendence, authorized and with a valid license to provide the services described herein.

c)	It has the corporate authority and power to own and operate its assets and properties and to carry out business as it currently does.

d)	It has the corporate power and ability to enter into and execute this Agreement and to comply with all of the terms set forth herein.

e)	No authorization, approval, presentation, registration or any other action from any government authority is required or demanded (i) which has not been obtained for the due execution and performance hereof, or (ii) which must be obtained before executing and performing this Agreement, for the effectiveness, exceptionability or demandability hereof against the Trustee.

f)	The execution hereof and the performance of the obligations contained herein do not contravene any legal or statutory provision of the Trustee.

g)	The RESOURCES are not part of the general pledge of the Trustee’s creditors and the transfer thereof to the AUTONOMOUS TRUST does not entitle the Trustee to any property right over said resources.

h)	This Agreement is valid, legal, and binding on the Trustee and it is exceptionable and demandable pursuant to the terms hereof.

CHAPTER 3.    NATURE OF THE AGREEMENT

3.01 NATURE OF THE AGREEMENT. This IRREVOCABLE ADMINISTRATION MERCANTILE TRUST AGREEMENT is a private law agreement governed by the rules of the Commerce Code and the Financial System Organic Statute (1993 Decree 663); therefore, the RESOURCES constitute an independent autonomous trust separate from the equity of the parties hereto, which is exclusively aimed at the purposes hereof.

3.02 Provided that demandable, outstanding payment obligations exist in favor of the ASSOCIATED CREDITORS under the CREDIT, this agreement is irrevocable in such a manner that the TRUSTOR cannot modify the destination of the RESOURCES. After the obligations of the AUTONOMOUS TRUST under the CREDIT(S) have been met, this agreement will be revocable in such a manner that the TRUSTOR will be able to modify the destination of the RESOURCES.

CHAPTER 4.    PURPOSE

4.01 PURPOSE. The purpose of this agreement will be to serve as a support mechanism for the INCENTIVE PLAN for the draft of the BONUSES in favor of the PLAN BENEFICIARIES, on the terms set forth herein.

PARAGRAPH. In order to carry out the purpose hereof, the activities below must be carried out without prejudice to the provisions herein.

a)	The TRUSTOR must transfer, in the way of a mercantile trust, the amount of One Million Colombian Pesos legal currency (COP 1,000,000).

b)	The TRUSTEE, as the representative of the AUTONOMOUS TRUST, must (i) receive the amounts of money coming from the CREDITS acquired by the AUTONOMOUS TRUST, (ii) administer the RESOURCES, (iii) invest the administered RESOURCES on the terms set forth in the INCENTIVE PLAN and pursuant to the instructions given by the INVESTMENT COMMITTEE, (iv) honor the debt service for the CREDITS acquired by the AUTONOMOUS TRUST, (v) make disbursements through drafts to the PLAN RESPONSIBLE PARTIES, to third parties as directed by the PLAN RESPONSIBLE PARTIES or to the PLAN BENEFICIARIES on the DATES OF DRAFT, and (vi) settle the existing investments upon termination of the agreement in order to refund the liquid resources to the PLAN RESPONSIBLE PARTIES in the proportions stated in section 13.03.

CHAPTER 5.    CONSTITUTION OF THE AUTONOMOUS TRUST

5.01 TRANSFER. The TRUSTOR transfers to the TRUSTEE, in the way of an irrevocable mercantile trust, the amount of One Million Colombian Pesos legal currency (COP 1,000,000), amount which will be administered in a savings account and/or current account of the TRUSTEE’s parent company opened under the name of the AUTONOMOUS TRUST.

PARAGRAPH ONE. Regarding the above-mentioned Million Colombian Pesos, the TRUSTOR will be responsible for the foreign exchange registration of the direct investment in Colombia and will hold the TRUSTEE harmless regarding exchange and tax aspects in connection with the direct investment.

5.02 AUTONOMOUS TRUST. For all legal purposes, the RESOURCES will make up the autonomous trust called FIDEICOMISO FIDUBOGOTA – PLAN DE INCENTIVOS AVIANCA TACA which will be used for the purpose contemplated herein and will be kept separate from the other assets of the TRUSTEE and from those belonging to other autonomous equities.

PARAGRAPH ONE. The assets that make up the AUTONOMOUS TRUST are not part of the general guarantee for the TRUSTEE’s creditors and will only be used for the transactions contemplated by the purpose hereof pursuant to the provisions in the Colombian Commerce Code Articles 1227 and 1233. Therefore, the obligations acquired while performing the purpose hereof and carrying out the instructions hereof are exclusively covered by the assets of this autonomous trust in such a manner that the creditors of said obligations cannot seek to garnish the assets associated with other autonomous equities being administered by the TRUSTEE or the assets belonging to the TRUSTEE’s equity; likewise, the creditors of such other autonomous equities and the TRUSTEE cannot seek to garnish the assets of this AUTONOMOUS TRUST.

CHAPTER 6.    THE PARTIES

6.01 THE TRUSTOR is AviancaTaca Holding S.A.

6.02 THE TRUSTEE is FIDUCIARIA BOGOTÁ S.A.

6.03 BENEFICIARIES are the PLAN RESPONSIBLE PARTIES.

For the corresponding tax purposes, the AUTONOMOUS TRUST beneficiaries will be the PLAN RESPONSIBLE PARTIES.

CHAPTER 7.    RIGHTS AND OBLIGATIONS OF THE PARTIES

7.01 TRUSTOR’S RIGHTS. The TRUSTOR is entitled to:

a)	Demand that the TRUSTEE meets its contractual, legal obligations pursuant to the terms provided for herein and set forth by Law.

b)	Demand that the TRUSTEE renders accounts and submits reports on the terms and within the deadlines provided for herein pursuant to the legislation in force.

c)	Demand that the TRUSTEE keeps a separate accounting for handling the RESOURCES.

d)	Demand that, upon termination hereof due to contractual or legal causes, the TRUSTEE proceeds to settle the AUTONOMOUS TRUST and to refund the assets that make up the AUTONOMOUS TRUST on the date of settlement pursuant to the terms hereof.

e)	The other rights set forth herein and by Law.

7.02 TRUSTOR’S OBLIGATIONS. The TRUSTOR is bound to:

a)	Transfer in the way of a mercantile trust the amount of One Million Colombian Pesos legal currency (COP 1,000,000).

b)	Submit to the TRUSTEE the settlement of the redemption value for the BONUSES for each PLAN BENEFICIARY pursuant to the values determined by the PLAN RESPONSIBLE PARTIES.

c)	Within ten (10) days of each partial or total CREDIT disbursement, provide the TRUSTEE with the dates on which quarterly payments for CREDIT interest must be made.

d)	Notify the TRUSTEE of any restatement or modification to the CREDIT terms previously approved by the ASSOCIATED CREDITOR.

e)	Send the TRUSTEE the instructions for drafts to third parties on the terms set forth herein.

f)	Within the calendar month following execution hereof, send the TRUSTEE the surplus distribution percentages upon settlement of the AUTONOMOUS TRUST.

g)	Regarding eventual judicial or extrajudicial contingencies, ensure that the contributions made have no outstanding encumbrances by virtue hereof. This TRUSTOR’s obligation exists regarding the TRUSTEE.

h)	Timely notify the TRUSTEE of any suit or administrative proceeding that comes to its knowledge, which may affect the rights and assets of the AUTONOMOUS TRUST.

i)	Within five (5) business days, notify the TRUSTEE in writing every time it modifies or changes data related to its address, domicile, telephone numbers, fax numbers, corporate name, legal representation, and any other modification to the information reported upon execution hereof, based on the provisions in 1996 External Circular 081 issued by the Financial Superintendence and others clarifying, modifying or adding to the same.

j)	Direct the TRUSTEE in all cases requested by the TRUSTEE in writing.

k)	Provide the technical, administrative support required for meeting its obligations.

l)	Pay the trust fee referred to in section 9.2 and the expenses stated in section 9.1 in clause 9 hereof or to whom it designates.

m)	Select the three (3) independent experts that will make up the INVESTMENT COMMITTEE and provide the TRUSTEE with the candidates’ resumes and affidavits.

n)	Give directions regarding the drafts or refunds binding on the AUTONOMOUS TRUST.

o)	Identify the Initial Beneficiaries in Annex 3, including their names, positions and employers (that is to say, the PLAN RESPONSIBLE PARTIES), which Annex will be delivered to the TRUSTEE on or before June 30, 2012. The Additional Beneficiaries will be provided for in the Plan Regulation prepared by the TRUSTOR’s Human Talent and Bonus Committee and approved by its Boards of Directors. The TRUSTOR must periodically report the Additional Beneficiaries to the TRUSTEE.

p)	Meet the other obligations designated by law or hereby.

7.03 TRUSTEE’S OBLIGATIONS. The TRUSTEE is bound to:

a)	Diligently carry out the steps required to perform the purpose hereof pursuant to the provisions herein and the instructions given by the TRUSTEE.

b)	Report the average quote value mentioned in section 1.01 (c) on the business day before the REDEMPTION DATES, report which will be made up by the TRUSTEE based on the average of the closing price for the PREFERENTIAL STOCK daily published by the Colombian Stock Exchange for the 30 days prior to each REDEMPTION DATE for the BONUSES.

c)	In its capacity as representative of the AUTONOMOUS TRUST, sign the credit agreement(s) and the corresponding promissory notes by virtue of which the ASSOCIATED CREDITORS will grant loans to the AUTONOMOUS TRUST for carrying out the activities that are the purpose hereof.

d)	Receive the AUTONOMOUS TRUST income from the RESOURCES.

e)	Invest the RESOURCES in the AUTHORIZED INVESTMENTS following the instructions by the INVESTMENT COMMITTEE.

f)	Acquire the securities as directed by the INVESTMENT COMMITTEE made up of independent experts.

g)	Make the payments for the debt service of the obligations in favor of the ASSOCIATED CREDITORS.

h)	Make the drafts ordered by the PLAN RESPONSIBLE PARTIES for Incentives for which the PLAN RESPONSIBLE PARTIES are responsible, whether they are in the Colombian legal currency or in a foreign currency, on the terms and conditions set forth herein.

i)	According to the instructions given by the PLAN RESPONSIBLE PARTIES, perform the exchange formalities required to make the disbursements through drafts to the PLAN RESPONSIBLE PARTIES or to the PLAN BENEFICIARIES whenever such drafts are made in a foreign currency on the DATES OF DRAFT.

j)	Upon contract termination, settle the RESOURCES to refund the liquid surplus of the AUTONOMOUS TRUST to the PLAN RESPONSIBLE PARTIES in their capacity as beneficiaries of the AUTONOMOUS TRUST.

k)	In the event that there are insufficient funds to take care of the Costs and Expenses discussed in CHAPTER 11 hereof, require that the TRUSTOR, within ten (10) calendar days of the requirement, transfers, or causes a third party to transfer, to the AUTONOMOUS TRUST the resources needed to meet the draft obligations and/or payment obligations of the AUTONOMOUS TRUST.

l)	Keep the assets of the AUTONOMOUS TRUST separate from its own and from those corresponding to other trust businesses.

m)	Bring actions or propose legal exceptions inherent to its capacity as owner trustee regarding the RESOURCES, as soon as it is informed by the TRUSTOR of the facts that cause such demand for action. It is understood that bringing such actions or proposing such exceptions is subject to the information that the TRUSTOR provides and which makes such action or exception necessary. Therefore, the TRUSTOR is responsible for the prejudices that may be caused by any omission in providing the information.

n)	Ask the TRUSTOR for instructions whenever supervening events or contingencies may appear during contract performance, which hinder compliance with its contractual obligations. Whenever the TRUSTEE employs this faculty, all of the obligations related to the consulted matter will be in suspense until the date on which there is a response by the TRUSTOR, and the TRUSTEE will not in any way be responsible.

o)	Ask the Colombian Financial Superintendence for instructions whenever it has well-founded doubts regarding the nature and scope of its obligations or whenever it must, as the circumstances so require, deviate from the authorizations contained herein or from the instructions given by the TRUSTOR during performance hereof. Whenever the TRUSTEE employs this faculty, all of the obligations related to the consulted matter will be in suspense until the date on which there is a response by the Financial Superintendence, and the TRUSTEE will not in any way be responsible.

p)	Keep the accounting for this business separate pursuant to the legal provisions that regulate the matter.

q)	Submit a monthly report to the TRUSTOR which contains the income, drafts, and payments made by the AUTONOMOUS TRUST.

r)	Render proven accounts of its management every six (6) months, which must be submitted to the TRUSTOR within fifteen (15) business days of the corresponding cut-off date pursuant to the provisions in 1996 External Circular 007 issued by the Financial Superintendence. If the TRUSTEE does not receive any objection regarding the submitted account rendering within ten (10) business days of receipt by the TRUSTOR, the account rendering will be deemed to have been approved. The TRUSTEE may submit the account rendering using electronic means sending it to the TRUSTOR’s electronic mail address stated herein.

s)	Submit the final account rendering of its management upon termination of the Agreement.

t)	Charge the fee to which it is entitled.

u)	Within the first ten (10) business days of the month, submit the invoice for the trust fee discounted from the RESOURCES.

v)	Prepare reports on a monthly basis or whenever the TRUSTOR so requests.

w)	Ratify that the INVESTMENT COMMITTEE members meet the requirements.

x)	During the term hereof, the TRUSTEE is bound to make all settlements, withholdings, presentations and payments to the corresponding tax agencies for Withholdings at the Source accrued on the payments or payments into account made for meeting the obligations acquired by virtue hereof, pursuant to the rules and regulations in force.

At the end of each taxable year, the TRUSTEE will settle the profit obtained by the AUTONOMOUS TRUST during the corresponding period in favor of each BENEFICIARY, following the rules set forth in the Tax Statute for the taxpayers who keep the accounting using the accrual accounting.

The TRUSTEE will make the withholdings at the source on the values paid or paid into account which can constitute tax income for the AUTONOMOUS TRUST BENEFICIARIES, at the corresponding rates according to the nature of the corresponding income pursuant to effective provisions. It is expressly understood that the TRUSTEE is only bound to make the corresponding withholdings at the source pursuant to Colombian tax regulations, taking into account the nature and conditions of the BENEFICIARIES of the corresponding payments or payments into account and the nature of the income received by the AUTONOMOUS TRUST.

Likewise, the TRUSTEE will make the withholdings at the source on the values paid or paid into account which can constitute tax income for the AUTONOMOUS TRUST creditors, at the corresponding rates according to the nature of the corresponding income pursuant to effective provisions. It is expressly understood that the TRUSTEE is only bound to make the corresponding withholdings at the source pursuant to Colombian tax regulations, taking into account the nature and conditions of the creditors of the corresponding payments or payments into account and the nature of the income received thereby.

The TRUSTEE must not make any withholdings at the source on the drafts ordered by the PLAN RESPONSIBLE PARTIES made by the AUTONOMOUS TRUST for the payment of the BONUSES, as such drafts will constitute an account payable in favor of the AUTONOMOUS TRUST, which will be compensated at the end of each year using the AUTONOMOUS TRUST profits, if any.

The PLAN RESPONSIBLE PARTIES must make the withholdings at the source on the PLAN BENEFICIARIES for taxes and contributions to social security regarding the BONUSES, and must declare and certify such withholdings, all pursuant to the applicable legislation in each jurisdiction where the PLAN RESPONSIBLE PARTIES are located.

y)	Regarding the AUTONOMOUS TRUST, the TRUSTEE is bound to meet the formal obligations stated in the legal regulations for withholding agents. The TRUSTEE is responsible for the sanctions derived from noncompliance with the formal obligations of the AUTONOMOUS TRUST, as well as for the sanction for correction, inaccuracy, arithmetic correction, and any other sanction related to such statements.

To be charged to the RESOURCES, the TRUSTEE must take care of the payment of taxes on sales and withholdings at the source generated as a result of the AUTONOMOUS TRUST transactions, as well as for the corresponding interest in arrears.

z)	Meet the other obligations required to perform the contractual purpose set forth.

PARAGRAPH. The TRUSTEE will not be held responsible for the fluctuations, devaluations, drops in the investment values, return reduction, modification or loss of financial privileges due to causes beyond its control or which it did not know on a timely basis, provided that the instructions given by the INVESTMENT COMMITTEE had been timely followed.

7.04 TRUSTEE’S RESPONSIBILITY. Except for the obligation of the TRUSTEE to make the transfers, investments, drafts, and payments provided for herein as long as the RESOURCES exist, the responsibility acquired by the TRUSTEE is related to means not to results. The TRUSTEE will be liable for ordinary negligence during its management. In addition, the TRUSTEE will only be responsible for the receipt of and the draft or payment using the RESOURCES; therefore, it is not bound to bear any financing derived herefrom using its own resources and it will not be responsible for the TRUSTOR’s obligations or for any noncompliance resulting from any defect in the delivery of the resources required to make the drafts or payments, which may occur during performance of the agreement.

PARAGRAPH ONE. The TRUSTEE is bound to diligently carry out all of the activities required to timely perform the purpose hereof and it will not be responsible for Acts of Gods, force majeure, a fact by a third party or the violation of legal or contractual duties by the TRUSTOR.

PARAGRAPH TWO. The TRUSTEE receives and administers the RESOURCES; however, as a result of such fact, it does not bear any obligation or responsibility to the ASSOCIATED CREDITOR, the BENEFICIARIES or the OPERATING COMPANIES, except on the terms and conditions provided for herein.

PARAGRAPH THREE. The TRUSTEE is not responsible for any viability of the financing structure submitted by the TRUSTOR to the ASSOCIATED CREDITORS. Therefore, the approval of the corresponding credit transaction exclusively depends on the study made by the ASSOCIATED CREDITORS.

PARAGRAPH FOUR. The TRUSTEE is not liable to the ASSOCIATED CREDITORS in the event that there are no sufficient RESOURCES in the AUTONOMOUS TRUST, which prevent paying the CREDIT debt service, for which the OPERATING COMPANIES are joint guarantors proportional to their share of the total amount of the BONUSES granted to the PLAN BENEFICIARIES.

PARAGRAPH FIVE. For CREDIT approval, the ASSOCIATED CREDITORS made the study and assessed the TRUSTOR’s qualities; therefore, the TRUSTEE is not liable as during the pre-contractual stage it warned about all of the risks regarding the study of the client.

PARAGRAPH SIX. The TRUSTEE’s responsibility regarding drafts or payments that must be made to persons abroad is related to results, provided that the TRUSTOR or the corresponding PLAN RESPONSIBLE PARTY correctly directs the TRUSTEE regarding such drafts or payments.

CHAPTER 8.    INVESTMENT COMMITTEE

8.01 The AUTONOMOUS TRUST will count on a committee made up of three independent experts of the TRUSTOR, who will be selected by the TRUSTOR.

8.02 The requirements to be INVESTMENT COMMITTEE members are as follows:

a)	They must be independent from the TRUSTOR. For such purpose, the independence of the INVESTMENT COMMITTEE member will be assessed by applying the criteria in 2005 Law 964 Article 44 Paragraph 2 regarding the TRUSTOR and its associates, that is to say, in no case will the expert be:

i.	An employee or director of the TRUSTOR or any of its affiliates, subsidiaries or controlling parties, including persons who held such capacity during the year immediately prior to the designation, except that it is related to the reelection of an independent person.

ii.	A shareholder who, directly or by virtue hereof, directs, orients or controls the majority of the voting rights of the entity or who determines the majority composition of the administration, direction or control organisms thereof.

iii.	A partner or employee of the associations or partnerships that provide advisory or consultancy services to the TRUSTOR or to the companies that belong to the same economic group as the TRUSTOR, whenever the income for such item represent for them twenty percent (20%) or more of their operating income.

iv.	An employee or director of a foundation, association or partnership that receives significant donations from the TRUSTOR.

v.	Significant donations are those that represent more than twenty percent (20%) of the total donations received by the corresponding institution.

vi.	An administrator of an entity when a legal representative of the TRUSTOR participates in its board of directors.

vii.	A person who receives from the TRUSTOR any remuneration other than fees as a board of director member, auditing committee member or member of any other committee created by the board of directors.

b)	They must be of legal age.

c)	They must enjoy a good moral and social reputation and goodwill.

d)	They must not have been subject to cancelation in the National Securities Market Professional Registry due to an enforceable decision by the securities market supervising authority, or have been removed from a position in a financial institution or a securities institution due to an enforceable decision by the financial system or the securities system supervising authority, or have been convicted either through a willful misconduct or unpremeditated criminal offense through an enforceable judgment, or have been sanctioned with a final expulsion penalty imposed by a self-regulation organization, or have been sanctioned, during the two (2) years before the election, with a final suspension imposed by a self-regulation organization, the banking supervision authority or the securities market supervision authority.

e)	They must have a work experience and/or independent professional exercise of minimum five (5) years in the securities market or the financial area, or have held top management positions in public agencies with duties related to the financial system or the public securities market or in companies whose assets are not less than one hundred thousand (100,000) effective legal monthly minimum salaries in Colombia at the time they start holding the corresponding position.

f)	They must not be public agency officials or directors who have been legally assigned regulation or supervision duties regarding the public securities market, including persons who have acted in such capacity during the year immediately before such designation.

g)	They must not have a conflict of interest with the TRUSTOR or its associates. For such purpose, it will be understood that a conflict of interest exists whenever there is a situation that in the opinion of each Committee member, to the best of his/her knowledge and in good faith, affects his/her independence and, as a result, the member notifies the TRUSTEE for it to elect another independent member to replace him/her.

The INVESTMENT COMMITTEE will determine the investment and disinvestment strategy for the AUTONOMOUS TRUST RESOURCES taking into account the provisions in the INCENTIVE PLAN approved by the TRUSTOR’s Board of Directors and will direct the TRUSTEE to make the AUTHORIZED INVESTMENTS according to market conditions. To comply with the instructions given by the INVESTMENT COMMITTEE, the TRUSTEE will follow the rules set forth in the General Regulation of the Colombian Stock Exchange, will adopt measures so that such compliance does not affect the normal course of the market, and its acts will be framed within the principle of transparency of the securities market and within the market conditions.

8.03 The INVESTMENT COMMITTEE may direct the TRUSTEE to invest in the following non-speculative AUTHORIZED INVESTMENTS:

a)	Investments in PREFERENTIAL STOCK;

b)	Using the liquidity surpluses, temporary investments in demand deposits with Colombian financial institutions rated AAA;

c)	The INVESTMENT COMMITTEE may expressly authorize that the RESOURCES are handled in demand deposits in the TRUSTEE’s parent company and subsidiaries, among others;

d)	Maximum investment percentages:

i.	The AUTONOMOUS TRUST may invest up to 100% of the RESOURCES in PREFERENTIAL STOCK.

ii.	The AUTONOMOUS TRUST may invest up to 100% of the RESOURCES in investments on demand.

8.04 Upon exercising the political rights that may correspond to the PREFERENTIAL STOCK pursuant to the TRUSTOR’s BYLAWS, the INVESTMENT COMMITTEE:

a)	Must refrain from using the privileged information for its own benefit or that of a third party or from disclosing such information to third parties;

b)	May only refrain from voting in those cases in which there are situations that generate conflicts of interest or when it has not been able to obtain sufficient information to vote on a determined issue.

8.05 The INVESTMENT COMMITTEE will send disbursement requests to the ASSOCIATED CREDITORS pursuant to (i) the needs originated by the investment decisions and by compliance with the redemption conditions for the BONUSES, and (ii) the costs and expenses that correspond to the AUTONOMOUS TRUST.

8.06 Taking into consideration the number of BONUSES whose redemption and payment is effectively requested by the PLAN BENEFICIARIES on each REDEMPTION DATE as well as the other costs and expenses of the AUTONOMOUS TRUST, the INVESTMENT COMMITTEE may decide to settle the investments made in the market. The settlement will be proportional to the BONUSES redeemed on each REDEMPTION DATE.

CHAPTER 9.    INCENTIVE PLAN

9.01 PLAN TERM. The plan will have a term of nine years as detailed below.

a)	On each of the four accreditation dates that will occur on March 15 of the years 2013, 2014, 2015, and 2016 respectively (the “ACCREDITATION DATES”), the PLAN BENEFICIARIES will be accredited a percentage equal to 25% of the total BONUSES granted to each of the PLAN BENEFICIARIES pursuant to the provisions in the INCENTIVE PLAN (the “ACCREDITATION”). The ACCREDITATION will be subject to the terms and conditions set forth in the INCENTIVE PLAN.

b)	During a period of five years as of each ACCREDITATION DATE (the “REDEMPTION PERIODS”), the PLAN BENEFICIARIES will be able to redeem the BONUSES that they have accredited on the corresponding ACCREDITATION DATE.

c)	The ACCREDITATION DATES and the REDEMPTION PERIODS are summarized in the table below.

ACCREDITATION DATES	ACCREDITATION PERCENTAGE	REDEMPTION PERIOD
First Accreditation Date: March 15, 2013	25%*	From March 16, 2013, until March 15, 2018
Second Accreditation Date: March 15, 2014	25%	From March 16, 2014, until March 15, 2019
Third Accreditation Date: March 15, 2015	25%	From March 16, 2015, until March 15, 2020
Fourth Accreditation Date: March 15, 2016	25%	From March 16, 2016, until March 15, 2021

9.02 REDEMPTION DATES. During the REDEMPTION PERIOD and after obtaining the corresponding ACCREDITATION, the PLAN BENEFICIARIES may redeem the BONUSES that correspond to each ACCREDITATION PERIOD, as well as those that they had received on PREVIOUS ACCREDITATION DATES which are still within the REDEMPTION PERIOD, pursuant to the terms set forth in the INCENTIVE PLAN.

The REDEMPTION DATES are individual as requested by each PLAN BENEFICIARY and will be different from the DATES OF DRAFT. As a result, the drafts will be made pursuant to the instructions of the corresponding PLAN RESPONSIBLE PARTY.

9.03 During the period from each REDEMPTION DATE to the corresponding DATE OF DRAFT, the corresponding PLAN RESPONSIBLE PARTY will direct the TRUSTEE, with a copy to the INVESTMENT COMMITTEE, to make the drafts of the BONUSES under any of the following modalities:

a)	Charged to the AUTONOMOUS TRUST RESOURCES, make the draft that correspond to the BONUSES to the account stated by the corresponding PLAN RESPONSIBLE PARTY; or

b)	On the date stated by the corresponding PLAN RESPONSIBLE PARTY and charged to the AUTONOMOUS TRUST RESOURCES and on the account of the corresponding PLAN RESPONSIBLE PARTY, make the draft that correspond to the BONUSES directly in favor of the corresponding PLAN RESPONSIBLE PARTY (PARTIES), which must at any rate be made within the calendar month following request by the PLAN RESPONSIBLE PARTY.

9.04 Under any of the aforementioned modalities, the PLAN RESPONSIBLE PARTIES will be subject to the limitations below.

a)	Each PLAN RESPONSIBLE PARTY may only direct the TRUSTEE to make the corresponding draft for the total redemptions that occur on each REDEMPTION DATE for the PLAN BENEFICIARIES corresponding to that PLAN RESPONSIBLE PARTY as stated in Annex 3.

b)	Each PLAN RESPONSIBLE PARTY that is bound to make payments under the INCENTIVE PLAN as a result of the redemptions made by the PLAN BENEFICIARIES corresponding to such PLAN RESPONSIBLE PARTY pursuant to the provisions in Annex 3, must pay, on each DATE OF DRAFT, such BONUSES using the AUTONOMOUS TRUST AVAILABLE RESOURCES that correspond to minimum 25% of the total payment of the BONUS.

9.05 In the case of modality 9.03(a) above, the PLAN RESPONSIBLE PARTIES must use the directed draft for the sole purpose of paying the BONUSES to the PLAN BENEFICIARIES.

CHAPTER 10.    PROCEDURE FOR PAYMENTS

To perform the execution stage that is the purpose hereof, the TRUSTEE will follow the procedure below.

10.01 Using the AUTONOMOUS TRUST RESOURCES, the TRUSTEE must make the drafts described herein in the following order of precedence:

a)	Trust fee, costs, expenses, and taxes of the AUTONOMOUS TRUST;

b)	The debt service that corresponds to interest in favor of the ASSOCIATED CREDITORS of the AUTONOMOUS TRUST;

c)	The disbursement related to the INCENTIVE PLAN pursuant to the directions given by the PLAN RESPONSIBLE PARTY;

d)	The debt service that corresponds to principal in favor of the ASSOCIATED CREDITORS of the AUTONOMOUS TRUST; and

e)	The refund, to the PLAN RESPONSIBLE PARTIES, of the RESOURCES from the contributions and returns of the AUTONOMOUS TRUST upon settlement thereof in the proportion set forth in section 13.03.

The RESOURCES existing in the AUTONOMOUS TRUST after paying the obligations stated in letters (a) and (b) above, will make up the AVAILABLE RESOURCES.

PARAGRAPH ONE. Taking into account that, as a result of the directions given by the PLAN RESPONSIBLE PARTIES, disbursements for Incentives for which the PLAN RESPONSIBLE PARTIES are responsible will be made through drafts to the PLAN RESPONSIBLE PARTIES or to the PLAN BENEFICIARIES, as applicable, in Colombian Pesos or in a foreign currency, based on 2000 Resolution 8 Article 79 Paragraph 7 issued by the Colombian Central Bank Board of Directors, this AUTONOMOUS TRUST is empowered to make such drafts in foreign currencies pursuant to the instructions given by the PLAN RESPONSIBLE PARTIES.

10.02 Receipt of Draft Orders. The TRUSTEE will receive the corresponding disbursement and/or refund orders in the form provided by the TRUSTEE, with the corresponding supports, pursuant to the model set forth by the TRUSTEE. After the TRUSTEE has received the disbursement and/or refund authorization, it will proceed to verify:

a)	a) The TRUSTOR’s or RESPONSIBLE PARTIES’ authorizations and supports. The TRUSTEE will verify the authenticity of the order issued by the TRUSTOR or the corresponding PLAN RESPONSIBLE PARTY, as applicable. The TRUSTEE will verify the registered signatures, among others.

b)	b) The data in the disbursement and/or refund order. The data included in the disbursement and/or refund order will be verified, such as:

i.	Name of the draft beneficiary;

ii.	Identification of the draft beneficiary;

iii.	Concept;

iv.	Amount of the disbursement and/or refund;

v.	Form of disbursement and/or refund.

Likewise, the TRUSTEE will verify that the order matches the supports attached hereto. The draft requests must be duly supported.

c)	The existence of the RESOURCES. The TRUSTEE will proceed to verify the existence of the RESOURCES to make the ordered disbursements and/or refunds. In the event that there are no RESOURCES to make the ordered disbursements and/or refunds, such ordered disbursements and/or refunds will not be made and the TRUSTEE will report such fact to the TRUSTOR. If there are RESOURCES to make the requested disbursements and/or refunds and the disbursement and/or refund orders are correct, the procedure is followed; otherwise, the orders will be returned to the TRUSTOR for the corresponding correction.

PARAGRAPH ONE. The TRUSTEE will not make drafts on uncashed checks or overdrafts, that is to say, it will only make drafts on the available funds. As a result, in the event that the moneys needed to cover a draft are provided through the deposit of checks, such deposits must be made minimum three (3) business days before the day on which the TRUSTEE must make the corresponding draft.

PARAGRAPH TWO. The TRUSTEE will not receive draft orders, supports, authorizations or similar documents sent by fax.

PARAGRAPH THREE. The TRUSTEE will not be liable for prejudices derived from erroneous draft or payment orders issued by the TRUSTOR.

PARAGRAPH FOUR. Whenever upon administering the RESOURCES the TRUSTEE must convert RESOURCES denominated in Colombian Pesos into Dollars, or from Dollars into Colombian Pesos, it must quote the exchange rate with minimum three exchange market brokers and will close the transaction with the broker that offers the best exchange rate. It is understood and agreed by the parties that the TRUSTOR will be responsible for any resource shortage that may occur as a result of the exchange difference in the monetization and dollarization of the RESOURCES.

CHAPTER 11.    COSTS AND EXPENSES

11.01 The TRUSTOR will be responsible for all of the costs and expenses required to comply with the purpose hereof and those generated as a result of its preparation, execution, performance, and dissolution or liquidation, whether contractual or legal, as well as the TRUSTEE’s remuneration. As of now, the TRUSTOR authorizes the TRUSTEE to discount such costs and expenses directly from the RESOURCES.

The expenses below will be discounted from the AUTONOMOUS TRUST resources in the following order of precedence:

a)	The trust fee discounted on a monthly basis;

b)	The fees, expenses, and commissions to be incurred in for the execution hereof, whenever the circumstances so require, including the fees for the services of the INVESTMENT COMMITTEE members and the fees associated with the deposit of securities for the custody of the portfolio, as well as the other costs and expenses generated by the transactions to purchase securities.

c)	The banking expenses, taxes or similar expenses generated during execution and performance hereof, such as the Lien on Financial Transactions.

d)	The impositions (taxes, rates and contributions of any territorial or administrative nature) and other expenses originated as a result of the entering into, execution, termination, and liquidation hereof or of the acts and agreements in which the autonomous trust must be involved, pursuant to law or to the agreements binding on it.

e)	The fees for the protection of the RESOURCES, as well as the expenses that must be incurred in due to judicial proceedings in which the TRUSTEE must participate for the defense of the RESOURCES.

f)	The premiums corresponding to insurances that must be incurred in due to judicial proceedings in which the TRUSTEE must participate for the defense of the RESOURCES.

g)	The value of fines or penalties that may occur to be charged to the AUTONOMOUS TRUST as a result of performance hereof.

h)	The fiscal auditing fees when a fiscal auditor’s opinion on the AUTONOMOUS TRUST financial statements is required as requested by the TRUSTOR, the Colombian Financial Superintendence or any administrative or judicial agency.

i)	The costs for preparing reports other than those provided for herein, which must be defined by the TRUSTOR and the TRUSTEE before preparing the corresponding report.

j)	The expenses caused by the dissolution or liquidation of the AUTONOMOUS TRUST.

k)	All direct or indirect expenses required to perform the purpose hereof.

PARAGRAPH ONE. The TRUSTEE will not make payments derived herefrom using its own resources.

PARAGRAPH TWO. In the event that the AUTONOMOUS TRUST does not have resources to cover the items included in this number, they will be directly paid by the TRUSTOR, who will pay the TRUSTEE with the sole summary evidence thereof, within five (5) business days of presentation of the invoice by the TRUSTEE at the registered address. The amounts derived from such items and those related to the TRUSTEE’s remuneration will bear interest in arrears at the highest commercial rate permitted by law. Notwithstanding the above, in the events where the expense is foreseeable, the TRUSTEE will request the resources to the TRUSTOR five (5) days in advance.

PARAGRAPH THREE. The certificate signed by the TRUSTEE’s Legal Representative and the Fiscal Auditor, which states the amounts owed by the TRUSTOR, will be enforceable to obtain payment thereof.

11.02 TRUST FEE. As remuneration for its management, the TRUSTEE will receive the following fee:

a)	For structuring the agreement: A fee of THREE MILLION COLOMBIAN PESOS LEGAL CURRENCY (COP 3,000,000) payable upon execution hereof.

b)	For administrating the AUTONOMOUS PATRIMONY: An annually effective monthly commission of 0.40% of the monthly average balance of the RESOURCES, which will never exceed Two Hundred and Fifty Million Colombian Pesos (COP 250,000,000) a year. This commission includes the making of up to One Hundred and Twenty (120) payments during the month (including payments to the ASSOCIATED CREDITORS and excluding payments made for costs or expenses of the AUTONOMOUS TRUST), which will be made through wire transfer. For each payment or disbursement additional to the first One Hundred and Twenty (120) payments, an additional amount of Twenty-two Thousand Colombian Pesos (COP 22,000) will be charged, which will be readjusted annually based on the Consumer Price Index (IPC is the Colombian acronym).

c)	During the liquidation period hereof, and up to three (3) months, only a monthly fixed commission will be charged equal to one (1) effective legal monthly minimum salary.

PARAGRAPH ONE. The trust fee referred to in b) above will be accounted for, settled, and charged on a monthly basis during the term hereof (excluding the settlement period thereof) and will be directly discounted from the administered resources within the first five (5) days of each month.

PARAGRAPH TWO. This fee does not include VAT, for which the TRUSTOR will be responsible.

CHAPTER 12.    TERM AND TERMINATION

12.01 TERM. This agreement will have a term equal to the INCENTIVE PLAN term added to the time required to liquidate the AUTONOMOUS TRUST, which will not exceed a period of three months. Notwithstanding the above, if after the INCENTIVE PLAN term is finished not all of the obligations owed to the ASSOCIATED CREDITOR have been paid, which are paid using the RESOURCES, THE AUTONOMOUS TRUST must pay the corresponding amount during liquidation.

12.02 GROUNDS FOR TERMINATION. The agreement will terminate as a result of:

a)	The occurrence of any of the grounds provided for in the Commerce Code Article 1240.

b)	The resignation of the TRUSTEE due to the occurrence of the grounds provided for in the Commerce Code Article 1232.

c)	The removal of the TRUSTEE due to the occurrence of any of the grounds provided for in the Commerce Code Article 1239.

d)	Default of the TRUSTOR’s obligations provided for in section 7.02(a) hereof.

e)	Termination of the INCENTIVE PLAN.

f)	Through an agreement between the TRUSTOR and the ASSOCIATED CREDITORS.

g)	Through a unilateral decision by the TRUSTEE, upon previous authorization of the ASSOCIATED CREDITOR, in the following cases:

i.	Default of the TRUSTOR’s obligation to update the information contemplated in section 18.01 hereof after the end of a cure period of 30 days as of the expiration of such obligation.

ii.	When the RESOURCES are insufficient, thus limiting payment of the trust fee for a period of two (2) consecutive months.

iii.	The TRUSTOR is included in the control lists of local or foreign authorities related to asset laundering or terrorism financing, such as the OFAC or the United Nations lists and/or due to the initiation of an asset forfeiture proceeding against it due to the same causes.

iv.	Whenever the instructions related to the AUTHORIZED INVESTMENTS affect the normal course of the market.

CHAPTER 13.    SETTLEMENT OF THE AGREEMENT

13.01 After termination hereof based on any of the grounds provided for in section 12.02 above, the TRUSTEE will aim its management exclusively at carrying out acts directly related to the settlement of the AUTONOMOUS TRUST, including the liquidation of the AUTHORIZED INVESTMENTS in the market.

13.02 The settlement of the AUTONOMOUS TRUST will require payment of the existing obligations of the AUTONOMOUS TRUST in the order of precedence stated in number 10.01. The payments of trust fee, costs, expenses, and taxes of the AUTONOMOUS TRUST will be made following the order of precedence below.

a)	Payment of the amount of money owed to the TRUSTEE for fees;

b)	Payment of the administration expenses;

c)	Payment of the expenses for impositions (taxes, rates, and contributions of any territorial or administrative nature); and

d)	The other direct and indirect expenses incurred in.

13.03 After all of the obligations have been paid or provisions have been made to pay them, the surpluses will belong to the PLAN RESPONSIBLE PARTIES, if any, upon termination of the agreement, in the proportion set forth in Annex 3 hereto.

PARAGRAPH ONE. Pursuant to External Circular 007 of 1996 issued by the Financial Superintendence, the TRUSTEE must present a final account rendering. If no comments are made within fifteen (15) business days of delivery or within ten (10) business days of submitting the requested explanations, it will be understood as approved and the settlement will be satisfactorily terminated and, as a result, the contractual link created hereby.

PARAGRAPH TWO. All of the outstanding expenses of the AUTONOMOUS TRUST upon settlement hereof will be automatically borne by the TRUSTOR or its guarantors, if any, who will be the debtor regarding such obligations. The TRUSTOR accepts such circumstance by signing this agreement.

PARAGRAPH THREE. If upon terminating the settlement for any reason the TRUSTOR is responsible for any amount of money in favor of the TRUSTEE, the TRUSTOR is clearly and expressly bound to pay it to the TRUSTEE within five (5) business days of presenting the corresponding invoice.

PARAGRAPH FOUR. THE TRUSTOR CANNOT BE LOCATED. In the event that upon settlement hereof the TRUSTOR cannot be located to deliver the economic resources existing in the AUTONOMOUS TRUST, the TRUSTEE will initiate a judicial process of payment through a deposit, provided that there are sufficient resources in the AUTONOMOUS TRUST which enable covering the process fees and expenses. If not, the TRUSTEE will deposit the resources existing in the AUTONOMOUS TRUST in any of the Open Collective Portfolios administered by the TRUSTEE on behalf of the TRUSTOR. At any rate, the TRUSTEE will not be liable for the results of the measures adopted regarding the impossibility of locating the TRUSTOR on the terms set forth herein.

CHAPTER 14.    THE AGREEMENT IS IRREVOCABLE

14.01 IRREVOCABLE NATURE. This agreement cannot be early terminated by request of the TRUSTOR, but with the previous written authorization of the ASSOCIATED CREDITOR(S) as long as obligations originated in the CREDIT AGREEMENT(S) exist.

PARAGRAPH. In the event that the TRUSTOR, upon previous written authorization of the ASSOCIATED CREDITOR, wishes to terminate this agreement not based on any grounds for termination, it must pay as an indemnity in favor of the TRUSTEE an amount equal to three (3) months of trust fee. To calculate such fee, the balance for the month immediately prior to termination will be taken as the average monthly balance of the RESOURCES.

CHAPTER 15.    NOTICES AND CONTRACTUAL DOMICILE

15.01 NOTICES. The parties will effectively receive any type of notice or communication sent to:

a)	1. THE TRUSTOR:

Address: Avenida El Dorado No. 59-15

Telephone number: 5877707

City: Bogotá

e-mail: maria.escallon@aviancataca.com

b)	2. THE TRUSTEE:

Address: Calle 67 No. 7-35

Telephone number: 3485400

City: Bogotá

15.02 13.2 (sic) DOMICILE. In order to meet the obligations related hereto, the parties establish their domicile in the city of Bogotá D.C.

CHAPTER 16.    ASSIGNMENT OF THE AGREEMENT

16.01 After execution hereof, the agreement may be assigned upon written authorization by each of the parties. In the event that it is assigned to another trust company, by instruction of the TRUSTOR, the TRUSTEE must be indemnified with an amount equal to three (3) months of trust fee. To calculate such fee, the balance for the month immediately prior to termination will be taken as the average monthly balance of the RESOURCES.

CHAPTER 17.    AUTHORIZATIONS

17.01 CONSULTATION WITH AND REPORT TO CIFIN. The TRUSTOR authorizes the TRUSTEE or whoever represents its rights or in the future acts in the capacity as TRUSTOR to report, process, request or disclose all of the information regarding its behavior as clients of the entity to Central de Información Financiera (CIFIN) (Financial Information Bureau) which is administered by Asociación Bancaria y de Entidades Financieras de Colombia (Colombian Financial Institutions and Banking Association) or to any other agency that handles or administer databases for the same purpose. The above entails that the compliance or noncompliance with its obligations will be reflected in the aforementioned databases that record all of the data regarding its current and previous behavior related to the financial sector and, in general, compliance with its obligations.

For all purposes, the TRUSTOR is aware of and expressly accepts that the reports are made and the deadlines take place pursuant to the regulations regarding the matter included in the CIFIN Regulation and pursuant to the legal rules that regulate the matter. Likewise, the TRUSTOR states that it is aware of and accepts that the consequence of this authorization will be the consultation and inclusion of its financial data in CIFIN and other agencies that handle this type of information. Therefore, the financial sector entities affiliated to such agencies will know its current and previous behavior related to the compliance or noncompliance with its financial obligations.

17.02 AUTHORIZATIONS. Without the express prior written consent of the TRUSTOR, consent which is not deemed as given by virtue of the execution hereof, the TRUSTEE may:

a)	Store, process, use, obtain or compile information or commercial data related to the TRUSTOR, which it provides or to which the TRUSTEE has access by virtue hereof;

b)	Consult, obtain, share, provide, exchange, and in general send and receive, by any means, the information of commercial data contained in the filing cabinets, files, databases or similar means that the TRUSTEE, with its parent company, its subordinates, its parent company subordinates (affiliates), any information operator or any company in which the TRUSTEE either has a capital share or not and vice versa, as long as such operations are related to the compliance with the TRUSTEE’s obligations hereunder;

c)	Consult, exchange or share with, or to report or provide to, any information operator, any financial sector or manufacturing sector agency, the parent company, the TRUSTEE’s affiliates and subordinates, the information regarding the beginning, modification or expiration of real or contingent obligations of the TRUSTOR; information regarding noncompliance with such obligations; any news regarding the obligations borne by the TRUSTOR to the TRUSTEE or any of its domestic or foreign subordinates, any financial sector or manufacturing sector agency; and, in general, regarding its indebtedness and credit behavior regarding the TRUSTEE and/or third parties, for the purpose, among others, of including its name and identification document in the records of debtors in default or debtors having a negative reference, its indebtedness, the transactions and/or effective obligations, as well as those it acquires or agrees in the future with the TRUSTEE and any of its subordinates. The above authorization empowers the TRUSTEE not only to report, process, and disclose the information to the information operators, but also to request and consult information regarding the commercial relations of the TRUSTOR with third parties, the manufacturing sector, and the financial sector as to compliance with its obligations, agreements, payment habits, etc...and for the reported information to be distributed by the information operator. This authorization includes previous, current, and future information regarding the management and status of, and compliance with, obligations, agreements, and services with the manufacturing sector, the financial sector, and any other third party;

d)	Keep the aforementioned reports for the time set forth by law, the Colombian Constitutional Court judgments and/or the regulations of each of the information operators;

e)	Debit from the AUTONOMOUS TRUST RESOURCES, if any, any amount that the TRUSTOR may owe the TRUSTEE on any account and of any nature, including, but not limited to, principal, current interest and or interest in arrears, commissions, exchange differences, price differences, exchange risk, derived items, fees, insurances, valuations, taxes, and any other expense generated regarding or as a result of any transaction, agreement, relation or any service provided by the TRUSTEE; and

f)	Allocate payments first to expenses and commissions, then to interest in arrears and current interest, and finally to the principal of the corresponding obligation.

CHAPTER 18.    INFORMATION UPDATE

18.01 The TRUSTOR is bound to update, minimum once a year, the information required by the TRUSTEE in order to meet the provisions required to comply with the rules related to Sistema de Prevención de Lavado de Activos (SIPLA) (System for the Prevention of Asset Laundering), demanded by the Financial Superintendence.

CHAPTER 19.    MODIFICATION OF THE AGREEMENT

19.01 MODIFICATION OF THE AGREEMENT. This agreement may be modified by mutual agreement of the TRUSTOR and the TRUSTEE. However, such modifications will require prior approval by the ASSOCIATED CREDITOR whenever they alter the rights of the latter or whenever such modification is intended at including a new ASSOCIATED CREDITOR.

CHAPTER 20.    CONFLICTS OF INTEREST

20.01 The execution hereof does not generate any conflict of interest situation on the terms of number 9, article 146, of the Financial System Organic Statute, pursuant to the assessment previously made by the TRUSTEE to that respect. In the event that, during the performance hereof, situations that generate conflicts of interest appear, the TRUSTEE will disclose such situations and regulate them in the proper manner.

CHAPTER 21.    RISK MANAGEMENT

21.01 Before the execution hereof, the TRUSTEE has identified, established, measured, and controlled the risks associated with this trust business pursuant to the policies and procedures set forth by Fiduciaria Bogotá S.A. for the different types of businesses. Likewise, during the term hereof, the TRUSTEE will permanently monitor such risks.

CHAPTER 22.    APPLICABLE LAW

22.01 Regarding the aspects not provided for heretofore, this agreement will be governed by Colombian Law as applicable.

CHAPTER 23.    CONFLICT SETTLEMENT

23.01 DIRECT SETTLEMENT. In the event that any controversies may arise between the parties as a result hereof, they will be settled through a direct arrangement. For such purpose, the parties will have ten (10) calendar days as of the date on which one of them notifies the other in writing to that effect, which term can be extended by mutual agreement.

23.02 ARBITRATION COURT. Except for the collection actions that are subject to the ordinary jurisdiction, the controversies related hereto as well as to the agreement execution, performance, interpretation, progress, termination or settlement, which cannot be settled through a direct arrangement between the parties pursuant to the provisions above, will be settled by an Arbitration Court.

The Arbitration Court will be governed by the provisions in Colombian regulations, taking into account the following rules:

a)

The Court will be made up of one (1) arbitrator if the suit is for an amount equal to or lower than one thousand (1,000) effective legal monthly minimum salaries or of three (3) arbitrators if the suit exceeds such amount. The arbitrator(s) will be designated by mutual agreement between the Parties and, in the event they cannot reach an agreement within ten (10) business days after the name(s) has (have) been proposed by one of the parties, the arbitrator(s) will be designated by Centro de Arbitraje y Conciliación del Autorregulador del Mercado de Valores AMV — MARCO pursuant to its regulation, and will meet at the facilities proposed by MARCO for such purpose in the city of Bogotá D.C.

b)	The Court will decide according to law.

c)	The internal Court organization will be subject to the rules of the above mentioned Centro de Arbitraje y Conciliación del Autorregulador del Mercado de Valores AMV — MARCO.

CHAPTER 24.    EXECUTION AND EFFECTIVENESS

24.01 EXECUTION AND EFFECTIVENESS. This agreement will be executed and effective as of the date of signature hereof.

The remainder of the page is intentionally left blank. The signature pages follow.

In witness whereof, two (2) identical copies are signed on                     ,     , 2012

The TRUSTEE	The TRUSTOR

/s/ Ana Isabel Cuervo	/s/ Elisa Murgas
ANA ISABEL CUERVO	ELISA ESTHER MURGAS de MORENO
Legal Representative	Legal Representative
FIDUCIARIA BOGOTÁ S.A.	AVIANCATACA HOLDING S.A.

ANNEX 1. PANAMA PUBLIC REGISTRY CERTIFICATE

AND EXCERPT OF THE MINUTES OF THE TRUSTOR

ANNEX 2. TRUSTEE’S CERTIFICATE OF

INCORPORATION AND LEGAL INCUMBENCY

ANNEX 3. INITIAL BENEFICIARIES AND PLAN RESPONSIBLE PARTIES AND

DISTRIBUTION PERCENTAGES UPON SETTLEMENT OF THE TRUST

A) INITIAL BENEFICIARIES AND PLAN RESPONSIBLE PARTIES

PLAN RESPONSIBLE PARTY	NAME OF THE PLAN BENEFICIARY	POSITION	BONUSES GRANTED BY VIRTUE HEREOF
[—]	[—]	[—]	[—]
[—]	[—]	[—]	[—]
[—]	[—]	[—]	[—]
[—]	[—]	[—]	[—]
[—]	[—]	[—]	[—]
[—]	[—]	[—]	[—]

B) DISTRIBUTION PERCENTAGES UPON SETTLEMENT OF THE TRUST

PLAN RESPONSIBLE PARTIES	PERCENTAGE
AVIANCATACA HOLDING S.A.	[—]%
AEROVÍAS DEL CONTINENTE AMERICANO – AVIANCA S.A.	[—]%
LÍNEAS AÉREAS COSTARRICENCES S.A.	[—]%
TACA INTERNATIONAL AIRLINES S.A.	[—]%
TAMPA CARGO S.A.	[—]%
AEROLÍNEAS GALÁPAGOS S.A. – AEROGAL	[—]%
TRANS AMERICAN AIRLINES S.A.	[—]%
TACA COSTA RICA S.A.	[—]%
TECHNICAL & TRAINING SERVICES S.A. DE S.V.	[—]%

ANNEX 4. ACCEPTANCE BY THE OPERATING COMPANIES OF THE IRREVOCABLE

ADMINISTRATION MERCANTILE TRUST AGREEMENT ENTERED INTO BY AND BETWEEN

FIDUCIARIA BOGOTÁ S.A. AND AVIANCATACA HOLDING S.A.